UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On December 18, 2019, the Compensation Committee of the Board of Directors of Valero Energy Corporation (“Valero”) approved certain compensatory arrangements for Mr. R. Lane Riggs, Executive Vice President and Chief Operating Officer of Valero. The terms and conditions of these arrangements are as follows:

•	a long-term incentive compensation arrangement valued at $5 million consisting of three separate grants of restricted shares of Valero common stock per the following:

•	grant no. 1 – Dec. 18, 2019 ($1 million in value),

ratable vesting of 1/3 per year for three years;

•	grant no. 2 – Feb. 26, 2020 ($2 million in value),

ratable vesting of 1/3 per year for three years;

•	grant no. 3 – Feb. 23, 2021 ($2 million in value),

ratable vesting of 1/2 per year for two years.

•	grant no. 1 approved on Dec. 18, 2019, for a total of 10,548 shares;

•	subsequent grants conditioned upon continued employment of Mr. Riggs;

•	cash election available for Mr. Riggs to receive, on each vesting date, up to 50% of the after-tax value of vesting shares in cash;

•	approval of 2020 total pay targets for Mr. Riggs consisting of:

•	annual base salary of $940,000 (effective Jan. 1, 2020),

•	target bonus percentage of 110% of base salary,

•	long-term incentive target percentage of 428% of base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: December 20, 2019	by:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Secretary

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